Exhibit 10.11

FLUOR CORPORATION
409A DIRECTOR DEFERRED COMPENSATION PROGRAM
(As Amended and Restated Effective as of January 1, 2015)

THIS INSTRUMENT, executed and made effective as of January 1, 2015 by Fluor Corporation, a Delaware corporation (the “Company”), evidences the continuation of the Fluor Corporation 409A Director Deferred Compensation Program, formerly named the Fluor Corporation 409A Deferred Directors’ Fees Program (the “Plan”), adopted for the benefit of its non-employee directors.  The Plan will be interpreted in a manner consistent with Code Section 409A, the final regulations issued thereunder, and any other applicable guidance from the Internal Revenue Service.

WITNESSETH:

WHEREAS, the Company has previously established the Plan; and

WHEREAS, the Company desires to amend the Plan to permit directors to defer all or a portion of their restricted stock units and associated dividends awarded under the Fluor Corporation 2014 Restricted Stock Plan for Non-Employee Directors (as amended, modified, or supplemented from time to time) and to change the name of the Plan to the Fluor Corporation 409A Director Deferred Compensation Program;

NOW, THEREFORE, the Company hereby declares the current terms and conditions of the Plan to be, as of January 1, 2015, as follows:

ARTICLE 1
PURPOSE

The primary purpose of the Plan is to provide certain of the Company’s non-employee directors with an opportunity to defer receipt of fees and/or settlement of restricted stock units awarded to them for services rendered to the Company in a manner that complies with Section 409A of the Code.

ARTICLE 2
DEFINITIONS

Whenever used herein, the following terms will have the meanings set forth below, and, when the defined meaning is intended, the term is capitalized:

(a)                                 “Administrative Committee” means the Administrative Committee appointed by the Organization and Compensation Committee to administer the Plan.

(b)                                 “Beneficiary” means the individual designated pursuant to Section 6.5.

(c)                                  “Board” or “Board of Directors” means the Board of Directors of the Company.

(d)                                 “Change in Control” means an event described in Treasury Regulation 1.409A-3(a)(5), including, without limitation:

(i)                                     a change in ownership of the Company as a result of a person, or more than one person acting as a group acquiring ownership that in the aggregate constitutes more than fifty percent (50%) of the total fair market value of the Company (this provision does not apply to a person or group already possessing more than fifty percent (50%) of the total fair market value of the Company); or

(ii)                                  a change in effective control of the Company as a result of a person or more than one person acting as a group acquiring (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of stock of the Company possessing more than thirty percent (30%) of the total voting power of the stock of the Company; or

(iii)                               a change in effective control of the Company as a result of the majority of members of the Company’s board of directors being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; or

(iv)                              a change in ownership of a substantial portion of the Company’s assets as a result of a person or more than one person acting as a group acquiring (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)                                   “Company” means Fluor Corporation, a Delaware corporation.

(g)                                  “Controlled Group” means (i) any company which is a member of a controlled group of corporations, as defined in section 414(b) of the Code, which controlled group includes the Company; (ii) any trade or business under common control as defined in section 414(c) of the Code with the Company; (iii) any organization (whether or not incorporated) which is a member of an affiliated service group that includes the Company or any entity described in (i) or (ii) above; and (iv) any other entity required to be aggregated with the Company or any other entity described in (i), (ii) or (iii) above pursuant to regulations under section 414(o) of the Code.

(h)                                 “Crediting Options” means the investment options selected by the Administrative Committee for the purpose of determining gains and/or losses to Participant Fee Deferral Accounts, as modified from time to time as described in Section 6.2.

(i)                                     “Deferral Accounts” means the Fee Deferral Account, the RSU Deferral Account and the RSU Dividend Deferral Account.

(j)                                    “Director’s Fees” means cash amounts payable to a director for the Plan Year for the director’s service on the Board for such Plan Year including, without limitation, annual retainer fees, committee chair retainer fees and meeting fees.

(k)                                 “Directors Restricted Stock Plan” means the Fluor Corporation 2014 Restricted Stock Plan for Non-Employee Directors, as amended, modified or supplemented from time to time.

(l)                                     “Director’s RSUs” means the restricted stock units awarded to a director for the Plan Year for the director’s service on the Board for such Plan Year under the Directors Restricted Stock Plan, the provisions of which permit deferral under this Plan.

(m)                             “Disability” means a physical or mental medical condition such that the Participant is unable to engage in any substantial gainful employment and the condition is reasonably expected to result in death or to last continuously for at least 12 months.  The Administrative Committee will make the determination of Disability in its sole discretion based on available medical information.

(n)                                 “Election Form” means the form filed by an Eligible Director pursuant to which he or she consents to participation in the Plan and elects to defer Director’s Fees and/or Director’s RSUs under the Plan.  Each Election Form will specify the form of distribution (i.e., lump sum or installment payments) and with respect to Fee Deferrals will specify the time of distribution (upon Termination of Service or a specified year). The Election Form may be completed either in writing or on-line through an electronic signature.

(o)                                 “Eligible Director” means a director who is eligible to participate in the Plan pursuant to Section 4.1.

(p)                                 “Fair Market Value” means the closing sales price of the Company’s common stock for such day, as reported on the New York Stock Exchange.

(q)                                 “Fee Deferral Account” means the separate bookkeeping account maintained with respect to a Participant’s Fee Deferrals.  The Plan Administrator may maintain separate bookkeeping accounts with respect to Fee Deferrals for each Plan Year and/or may combine such accounts as it deems appropriate.

(r)                                    “Fee Deferrals” means the deferral of Director’s Fees made by a Participant under the Plan.

(s)                                   “Matching Contributions” means those contributions made by the Company prior to January 1, 2013 to the Participant’s Fee Deferral Account in accordance with Section 5.2 of the Fluor Corporation 409A Deferred Directors’ Fees Program effective as of January 1, 2005.  In addition, Matching Contributions under the Plan will also include any such contributions made under the Fluor Corporation Deferred Directors’ Fees Program.  Matching Contributions were discontinued effective January 1, 2013.

(t)                                    “Organization and Compensation Committee” means the Organization and Compensation Committee of the Board.

(u)                                 “Participant” means an Eligible Director who is participating in the Plan pursuant to Section 4.2.

(v)                                 “Plan” means the Fluor Corporation 409A Director Deferred Compensation Program, as set forth herein, and as it may be amended from time to time.

(w)                               “Plan Administrator” means the individual appointed by the Administrative Committee to handle the day-to-day administration of the Plan.

(x)                                 “Plan Year” means January 1 to December 31 of each calendar year.

(y)                                 “RSU Deferrals” means the deferral of Director’s RSUs made by a Participant under the Plan.

(z)                                  “RSU Deferral Account” means the separate bookkeeping account maintained with respect to a Participant’s RSU Deferrals.  The Plan Administrator may maintain separate bookkeeping accounts with respect to RSU Deferrals for each Plan Year and/or may combine such accounts as it deems appropriate.

(aa)                          “RSU Dividend Deferral Account” means the separate bookkeeping account maintained with respect to a Participant’s RSU Dividend Deferrals.  The Plan Administrator may maintain separate bookkeeping accounts with respect to RSU Dividend Deferrals for each Plan Year and/or may combine such accounts as it deems appropriate.

(bb)                          “RSU Dividend Deferrals” means the automatic deferral of cash dividends paid with respect to Director’s RSUs deferred by a Participant under the Plan.

(cc)                            “Stock Equivalent Fund” means the fund established pursuant to Section 6.3.

(dd)                          “Stock Equivalents” means a measure of value equal to one share of the Company’s common stock.

(ee)                            “Termination of Service” means the date an Eligible Director (i) ceases to provide services to the Company as a member of the Board, and (ii) does not provide any services to the Company and its Controlled Group Members in any other capacity such as an independent contractor or employee.

ARTICLE 3
ADMINISTRATION

3.1                               Authority of the Administrative Committee.  The Administrative Committee will administer the Plan.  The members of the Administrative Committee will be appointed by and will serve at the discretion of the Organization and Compensation Committee.

Subject to the provisions herein, the Administrative Committee will have full power and discretion to:

(a)                                 determine a director’s eligibility to participate in the Plan;

(b)                                 determine the terms and conditions of each director’s participation in the Plan;

(c)                                  construe and interpret the Plan and any agreement or instrument entered into under the Plan;

(d)                                 compute and certify to the amount and kind of benefits payable to Participants or their Beneficiaries;

(e)                                  maintain all records that may be necessary for the administration of the Plan;

(f)                                   provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries, or governmental agencies as the Administrative Committee may determine or as required by law;

(g)                                  establish, amend, or waive rules and regulations for the Plan’s administration;

(h)                                 appoint the Plan Administrator or any other agent, and to delegate to such person such powers and duties in connection with the administration of the Plan as the Administrative Committee may from time to time prescribe; and

(i)                                     make other determinations which may be necessary or advisable for the administration of the Plan

3.2                               Decisions Binding.  All determinations and decisions of the Administrative Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, will be final, conclusive, and binding on all parties and will be given the maximum possible deference allowed by law.

ARTICLE 4
ELIGIBILITY AND PARTICIPATION

4.1                               Eligibility.  The Administrative Committee will determine, in its sole and absolute discretion, which such directors will be eligible to participate in the Plan, and may modify such determinations at any time, provided that at all times the Plan will continue to qualify as an unfunded deferred compensation plan.  To be eligible to participate in the Plan, a director must be a non-employee director serving on the Board and entitled to Director’s Fees and/or Director’s RSUs.

4.2                               Participation and Deferral Election.  Each Eligible Director will become a Participant in the Plan upon his or her election to defer Director’s Fees and/or Director’s RSUs hereunder.  A Director who elects to defer Director’s RSUs will automatically be deemed to have elected to defer any dividends paid on such Director’s RSUs as RSU Dividend Deferrals.  Eligible Directors and Participants will make their elections to defer all or a portion of their Director’s Fees and/or Director’s RSUs for the Plan Year by completing an Election Form during the applicable enrollment period (as determined by the Plan Administrator) in the Plan Year prior to the Plan Year the Director’s Fees are earned and otherwise payable and/or Director’s RSUs are awarded.  Except as provided in Section 5.3, an election under this Section 4.2 will be irrevocable after December 31 of the Plan Year prior to the Plan Year the Director’s Fees are earned and otherwise payable and/or Director’s RSUs are awarded.  A separate Election Form is required for each Plan Year.

In the event a Participant ceases to be eligible to participate in the Plan, such Participant will become an inactive Participant, retaining all the rights described under the Plan,

except the right to make any further deferrals, until such time that the Participant again becomes an active Participant.

4.3                               Initial Year Eligibility.  In the event that a director first becomes eligible to participate in the Plan after the beginning of a Plan Year, the Company will notify the director of his or her eligibility to participate, and the Company will provide the Eligible Director with an Election Form; provided, however, that such director must make his or her deferral election within 30 days of the determination that he or she is an Eligible Director and may elect only to defer Director’s Fees and/or Director’s RSUs for such Plan Year which are to be earned or awarded after the filing of the Election Form.  Except as provided in Section 5.3, an election under this Section 4.3 will be irrevocable with respect to the Plan Year for which the election is made.

4.4                               Notice.  The Company will notify a director within a reasonable time of such director’s gaining or losing eligibility for active participation in the Plan.

ARTICLE 5
DEFERRAL AND DISTRIBUTION ELECTIONS

5.1                               Director Deferral Elections.  Subject to Section 4.2 and 4.3, an Eligible Director may elect to make two types of deferrals under the Plan:

(a)                                 Fee Deferrals, and

(b)                                 RSU Deferrals.

The Eligible Director may elect to defer for any Plan Year, in percentage increments of one percent (1%), up to one hundred percent (100%) of his or her Director’s Fees and/or Director’s RSUs.  An Eligible Director who elects to defer Director’s RSUs will be deemed to have automatically elected to defer any dividends paid on such Director’s RSUs as RSU Dividend Deferrals.  Fee Deferrals will be credited to the Participant’s Fee Deferral Account, RSU Deferrals will be credited to the Participant’s RSU Deferral Account and RSU Dividend Deferrals will be credited to the Participant’s RSU Dividend Deferral Account pursuant to Section 6.1.

Director’s RSUs and the associated dividends deferred pursuant to this Section 5.1 will continue to be subject to the underlying grant agreement to the extent the terms of such agreement do not conflict with the terms of the Plan and the Participant’s RSU Deferral election (e.g., the deferral and settlement provisions of this Plan, rather than the grant agreement, will govern the settlement of the Director’s RSUs; however, the vesting schedule in the grant agreement will continue to apply).

5.2                              Director Initial Distribution Elections.  At the time of deferral, an Eligible Director may elect to defer distribution of his or her Fee Deferrals until the earliest of (a) a date certain or (b) the Eligible Director’s Termination of Service, as applicable.  Conversely, the distribution of RSU Deferrals (and the associated RSU Dividend Deferrals) may only be deferred until the Eligible Director’s Termination of Service.  An Eligible Director may elect to receive his or her Fee Deferrals and RSU Deferrals in either: (i) a single lump sum payment, or (ii) annual installment payments over a period of two to 10 years.  Director’s RSU Dividend Deferrals will be paid in the same form as the RSU Deferrals to which they relate (i.e., if the Director elects installments over five years with respect to his or her 2015 Director’s RSU Deferrals, the associated RSU Dividend Deferrals for such Plan Year will also be paid in five-year installments).  Fee Deferrals and RSU Dividend Deferrals will be paid in cash and RSU Deferrals will be settled in Company common stock.

5.3                               Director Subsequent Deferral Elections.  If a Participant wishes to modify the distribution date or form of distribution (i.e., lump sum or installments) for his or her Fee Deferrals for a particular Plan Year, the Participant must submit a distribution election change form for such change.  The form must be submitted at least 12 months prior to the first scheduled payment, will not take effect until 12 months after the date on which the election is made, and must provide that the payment be deferred at least five years from the date such payment would otherwise have been made.  A Participant may not elect to modify the distribution date or form of distribution for his or her RSU Deferrals or RSU Dividend Deferrals.

ARTICLE 6
DEFERRAL ACCOUNTS AND CREDITING OPTIONS

6.1                               Participants’ Accounts.  The Company will establish and maintain the following Deferral Accounts:

(a)                                 a Fee Deferral Account,

(b)                                 an RSU Deferral Account and/or

(c)                                  an RSU Dividend Deferral Account.

The Fee Deferral Account will be deemed invested in the Crediting Options as provided in Section 6.2.

The RSU Deferral Account and RSU Dividend Deferral Account will be governed by the terms of the Directors Restricted Stock Plan and will not be deemed invested in the Crediting Options as provided in Section 6.2.  Instead, any investment and adjustment with respect to RSU Deferrals and RSU Dividend Deferrals will be governed by the terms of the Directors Restricted Stock Plan and the Director’s RSUs deferred by a Participant under this Plan will be granted under the Directors Restricted Stock Plan.

6.2                               Crediting Options — Fee Deferral Account.  The Administrative Committee is responsible for selecting the Crediting Options under the Plan, one of which options will include the Stock Equivalent Fund described in Section 6.3.  The Crediting Options may be changed, modified or deleted, or additional investment options may be added, by the Administrative Committee in its discretion.  The Crediting Options will be used as a measure of the deemed investment performance of the balances of the Participant’s Fee Deferral Accounts by the Administrative Committee.

At the time that an Eligible Director first becomes a Participant, the Participant will be required to allocate his or her Fee Deferrals among the Crediting Options available at the time.  Fee Deferrals will be credited to the Participant’s Fee Deferral Account on the date the Director’s Fees would have been paid to the Participant had the Participant not deferred the Director’s Fees to the Plan.

A Participant’s Fee Deferral Account will be credited with earnings (or losses) based on the Crediting Options selected by the Participant on a form or in such other manner as the Plan Administrator may prescribe.  Except with respect to deemed investments in the Stock Equivalent Fund, deemed earnings (and losses) on a Participant’s Fee Deferral Account will be based upon the daily unit valuation of the funds (as determined by the Plan Administrator) selected by the Participant, and will be credited to a Participant’s Fee Deferral Account on a monthly basis.  Deemed earnings (or losses) will be paid out to a Participant in accordance with the applicable Election Form.  Any portion of a Participant’s Fee Deferral Account which is subject to distribution in installments will continue to be credited with deemed earnings (or losses) until fully paid out to the Participant.

A Participant may specify a separate investment allocation with respect to each Plan Year’s Fee Deferrals.  Participants may modify their deemed investment instructions daily with respect to any portion (whole percentages only) of their Fee Deferral Account; provided they notify the Plan Administrator within the time and in the manner specified by the Plan Administrator.  Modifications to investment in the Stock Equivalent Fund may subject the Participant’s account to forfeiture of Matching Contributions made prior to January 1, 2013 in accordance with Section 6.4.

The Administrative Committee or Plan Administrator may provide additional limitations on the ability of Participants to change their deemed investment instructions regarding deemed investments in the Stock Equivalent Fund to prevent violations of Section 16(b) of the Securities Exchange Act of 1934, as amended, as determined by the Administrative Committee or the Plan Administrator in its sole discretion.

The Administrative Committee reserves the right to credit earnings (or losses) on a basis different from that elected by the Participants.

6.3                               Stock Equivalent Fund.  One of the Crediting Options will be the Stock Equivalent Fund which is a deemed investment in the Company’s common stock.

The number of Stock Equivalents, or fractions thereof, that will be credited to a Participant’s Fee Deferral Account is determined by dividing the dollar amount of Fee Deferrals to be credited to the Stock Equivalent Fund, by the Fair Market Value of the Company common stock on the date of crediting in accordance with Section 6.2. To the extent dividends or other distributions on the Company’s common stock are paid or made, dividend equivalents and fractions thereof will be calculated and credited with respect to the Stock Equivalent balances (by dividing the value of the dividend equivalents by the Fair Market Value) as an increase in Stock Equivalents as of the dividend payment dates.  Upon the occurrence of any stock split, stock dividend, combination or reclassification with respect to any outstanding class of stock of the Company, the number of Stock Equivalents deemed invested in the Stock Equivalent Fund will, to the extent deemed necessary by the Board of Directors, be adjusted accordingly.

6.4                               Vesting and Forfeiture.  The Fee Deferrals held in each Participant’s Fee Deferral Account will be fully vested at all times.  A Participant’s Matching Contributions (and any related deemed earnings) will become vested on January 1st, of the calendar year that is five years after the date the Matching Contribution was credited to Participant’s Fee Deferral Account.  Notwithstanding the immediately preceding sentence, if prior to the occurrence of such vesting (a) the Participant dies, (b) the Participant’s Board service is terminated due to Disability or (c) a Change in Control occurs, such Participant’s Matching Contributions will become fully vested as of the date of death, the date of Disability or the date of the Change in Control, as applicable.  If a Participant receives distributions from, or transfers amounts deemed invested in the Stock Equivalent Fund before the Matching Contributions are fully vested, such unvested accrued balance in such Participant’s Fee Deferral Account will be forfeited by such Participant to the extent attributable to the Fee Deferrals distributed or transferred.

A Participant will vest in his or her RSU Deferral Account and RSU Dividend Deferral Account pursuant to the grant agreement under which the Director’s RSUs were awarded.

6.5                               Designation of Beneficiary.  Each Participant may designate a Beneficiary or Beneficiaries who, upon the Participant’s death, or physical or mental incapacity will receive the distributions that otherwise would have been paid to the Participant under the Plan.  All Beneficiary designations will be signed by the Participant, and will be in the form prescribed by the Administrative Committee.  Each Beneficiary designation will be effective as of the date delivered to the Plan Administrator by the Participant.

Participants may change their Beneficiary designations on such form as prescribed by the Plan Administrator.  The payment of distributions payable under the Plan will be in accordance with the last unrevoked written Beneficiary designation that has been signed by the Participant and delivered to the Plan Administrator prior to the Participant’s death.  Notwithstanding the foregoing, a Participant who is married may not designate a Beneficiary other than the Participant’s spouse, unless the spouse consents in writing to such alternate Beneficiary designation.

In the event that all the Beneficiaries named by a Participant pursuant to this Section 6.5 predecease the Participant, the distributions payable to the Participant or the Participant’s Beneficiaries will be paid to the Participant’s estate.

In the event a Participant does not designate a Beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant’s Beneficiaries under the Plan will be paid to the Participant’s estate.

ARTICLE 7
DISTRIBUTIONS

7.1                               Specified Distribution Year.  With respect to the vested portion of the Participant’s Fee Deferral Account as to which a specified distribution year has been selected by the Participant at the time of deferral:

(a)                                 Distributions under this Section 7.1 will commence in January of the year specified in the Participant’s initial deferral election unless the Participant has made a subsequent deferral election pursuant to Section 5.3.

(b)                                 In the case of installment payments, the second installment will be paid in January following the year in which the first installment was paid and all remaining installments will be paid annually in each succeeding January.

(c)                                  If a Participant elects to receive installment payments, the amount of each installment payment will be equal to the balance remaining in the portion of the Participant’s vested Fee Deferral Account that is subject to such installment election (as determined immediately prior to each such payment), multiplied by a fraction, the numerator of which is one, and the denominator of which is the total number of remaining installment payments.  The installment amount will be adjusted annually to reflect gains and losses, if any, allocated to such Participant’s vested Fee Deferral Account pursuant to ARTICLE 6.

(d)                                 Notwithstanding any specified distribution year election by a Participant, if a Participant incurs a Termination of Service for any reason prior to receiving full payment of the Participant’s Fee Deferral Account or while the Participant is receiving scheduled installment payments pursuant to this Section 7.1, the unpaid portion of the Participant’s Deferred Account will be paid in accordance with Section 7.2 below.

7.2                               Distributions upon Termination of Service, Disability, or Death.  With respect to the vested portion of the Participant’s Fee Deferral Account as to which a Termination of Service distribution has been selected by the Participant at the time of deferral and with respect to the Participant’s vested RSU Deferral Account and RSU Dividend Deferral Account:

(a)                                 Distributions under this Section 7.2 will commence in the month following Termination of Service (including if due to Disability or Death), unless the Participant has made a subsequent deferral election pursuant to Section 5.3.

(b)                                 In the case of installment payments, the second installment will be paid in January following the year in which the first installment was paid and all remaining installments will be paid annually in January.

(c)                                  If a Participant elects to receive installment payments with respect to his or her Fee Deferral Account and RSU Deferral Account, the amount of each installment payment will be equal to the sum of:

(i)                                     the balance remaining in the portion of the vested Participant’s Fee Deferral Account, that is subject to such installment election (as determined immediately prior to each such payment), multiplied by a fraction, the numerator of which is one, and the denominator of which is the total number of remaining installment payments.  The installment amount will be adjusted annually to reflect gains and losses, if any, allocated to such Participant’s Fee Deferral Account pursuant to ARTICLE 6;

(ii)                                  the number of restricted stock units remaining in the vested portion of the Participant’s RSU Deferral Account that is subject to such installment election (as determined immediately prior to each such payment), multiplied by a fraction, the numerator of which is one, and the denominator of which is the total number of remaining installment payments; and

(iii)                               the amount of dividends remaining in the vested portion of the Participant’s RSU Dividend Deferral Account that is subject to such installment election (as determined immediately prior to each such payment), multiplied by a fraction, the numerator of which is one, and the denominator of which is the total number of remaining installment payments.

(d)                                 Notwithstanding any election made pursuant to Section 7.1, if the Participant has a Termination of Service before all distributions are made pursuant thereto, such election will no longer apply and the deferral election applicable to distributions to be made in connection with the Participant’s Termination of Service (including if due to Disability or Death) for such Plan Year pursuant to this Section 7.2 instead will become effective.

(e)                                  Unless otherwise elected pursuant to this Section 7.2 or Section 5.2, a Participant’s vested Deferral Accounts will be paid as a single lump sum 30 days following the occurrence of a Participant’s Termination of Service (including if due to Disability or death).

7.3                               Unforeseeable Emergency. A Participant may elect to receive a cash distribution of all or a portion of his or her Fee Deferral Account because of an Unforeseeable Emergency only to the extent required by the Participant to satisfy the emergency.  No Unforseeable Emergency Distribution will be available with respect to a Participant’s RSU Deferral Account or RSU Dividend Deferral Account.  Whether an Unforeseeable Emergency has occurred will be determined solely by the Administrative Committee.  Distributions in the event of an Unforeseeable Emergency may be made by and with the approval of the Administrative Committee upon written request by a Participant.  In all events, a distribution will be made in connection with an Unforeseeable Emergency only to the extent permitted by Section 409A of the Code.

An “Unforeseeable Emergency” is defined as a severe financial hardship to the Participant caused by sudden and unexpected illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or of a dependent of the Participant (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)), loss of the Participant’s property due to casualty, or other extraordinary and unforeseeable circumstances caused by a result of events beyond the Participant’s control.  The circumstances that will constitute an Unforeseeable Emergency will depend upon the specific facts of each case, but, in any event, any distribution under this Section 7.3 will not exceed the amount required by the Participant to resolve the hardship after (i) reimbursement or compensation through insurance or otherwise, (ii) obtaining liquidation of the Participant’s assets, to the extent such liquidation would not itself cause a severe financial hardship, or (iii) suspension of deferrals under the Plan.  Examples of what are not considered to be severe financial hardships include the need to send a Participant’s child to college or the desire to purchase a home.

The Participant’s Fee Deferral Account will be credited with earnings in accordance with the Plan up to the date of distribution.

The Administrative Committee’s decisions with respect to the Unforeseeable Emergency will be final, conclusive, and not subject to appeal to the extent it is not arbitrary and capricious.

In the event a Participant receives a distribution under this Section 7.3, then the Participant will be ineligible to participate in the Plan on an active basis for the remainder of the Plan Year in which the distribution was received (i.e., Fee Deferrals, RSU Deferrals and RSU Dividend Deferrals will cease for the remainder of the Plan Year).

7.4                               Incompetence of Distributee. In the event that it is found that a person entitled to receive payment under the Plan (including a designated Beneficiary) is a minor or is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor has been made by a duly qualified committee or other legal representative), such payment may be made to any person whom the Plan Administrator in its sole discretion determines is entitled to receive it, and any such payment will fully discharge the Company, the Administrative Committee, the Plan Administrator and the Plan from any further liability to the person otherwise entitled to payment hereunder, to the extent of such payment.

7.5                               Distribution in the Event of Divorce. In the event of the divorce or legal separation of a Participant, and the awarding of all or a portion of the Participant’s Deferral Accounts to the spouse of the Participant by court order, such spouse may elect, by filing with the Plan Administrator a form specified by the Plan Administrator and by providing such other information as the Plan Administrator may in its discretion reasonably request in order to confirm that the applicable facts and circumstances are present, to receive a distribution of his or her court-awarded portion of the Participant’s Deferral Accounts in cash or stock, as applicable pursuant and subject to the terms of ARTICLE 5 and ARTICLE 7 as to available forms of distribution and timing.

ARTICLE 8
TRUST

Nothing contained in this Plan will create a trust of any kind or a fiduciary relationship between the Company and any Participant.  Nevertheless, the Company may establish one or more trusts, with such trustee(s) as the Administrative Committee may approve, for the purpose of providing for the payment of deferred amounts and earnings thereon.  Such trust or trusts may be irrevocable, but the assets thereof will be subject to the claims of the Company’s general creditors upon the bankruptcy or insolvency of the Company.

ARTICLE 9
CHANGE IN CONTROL

9.1                               Trust and Trustees. Upon the occurrence of a Change in Control, the trust or trusts that may be established by the Company pursuant to ARTICLE 8 will become irrevocable and the Company will not thereafter be permitted to remove, terminate, or change the trustee(s) for a period of three years.

9.2                               Advanced Funding. No later than 30 days after a Change in Control occurs, to the extent permitted by Code section 409A, the Company will make a contribution to the trust or trust(s) established pursuant to ARTICLE 8 to the extent required to fully fund all benefits that are or may become payable under the Plan, assuming for purposes of this calculation that all Participants retire with 100% vesting, and to fund in advance all administrative, legal, and other costs of maintaining the Plan, in an additional amount of no less than $150,000.  From time to time in the Company’s discretion, Company will make such additional contributions to the trust or trusts to fully fund the additional benefits that may become payable to Participants or Beneficiaries under the Plan and the additional administrative, legal, and other Plan expenses.

9.3                               Amendment and Termination. After the occurrence of a Change in Control, the Company may not amend the Plan without the prior approval of a majority of the Participants.  After a Change in Control, the Company may not terminate the Plan until either (i) all benefits have been paid in full, or (ii) the majority of the Participants approve the same.  For purposes of this Section 9.3, Participants’ votes will be weighted based on their relative Deferral Account balances.

ARTICLE 10
RIGHTS OF PARTICIPANTS

10.1                        Contractual Obligation. The Plan will create an unfunded, unsecured contractual obligation on the part of the Company to make payments from the Participants’ Deferral Accounts when due.  Payment of Deferral Account balances will be made out of the general assets of the Company or from the trust or trusts referred to in ARTICLE 8 above.

10.2                        Unsecured Interest. No Participant or party claiming an interest in deferred amounts of a Participant will have any interest whatsoever in any specific asset of the Company.  To the extent that any party acquires a right to receive payments under the Plan, such right will be equivalent to that of an unsecured general creditor of the Company.  Each Participant, by participating hereunder, agrees to waive any priority creditor status for wage payments with respect to any amounts due hereunder.  The Company will have no duty to set aside or invest any amounts credited to Participants’ Deferral Accounts under this Plan.  Deferral Accounts established hereunder are solely for bookkeeping purposes and the Company will not be required to segregate any funds based on such Deferral Accounts.

ARTICLE 11
CLAIMS PROCEDURE

11.1                        Initial Claim. If a Participant or Beneficiary is not enrolled in the Plan or does not receive the benefits he or she believes he or she is owed under the Plan, their authorized representative (referred to as a “Claimant”) may file a claim with the Plan Administrator. The Plan Administrator will respond to the claim within ninety (90) days after receipt of the claim or one hundred and eighty (180) days, if special circumstances require an extension of time, and written notice of the extension is provided to the Claimant before the end of the original ninety (90) days.

If the claim is denied, the Plan Administrator will send the Claimant a notice that:

(a)                                 States the specific reasons for the denial,

(b)                                 Cites the pertinent Plan provisions on which the denial is based,

(c)                                  Describes any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary,

(d)                                 Explains the Plan’s claims review procedures, the time limits applicable to such procedures and the appeal rights related to the claim, and

(e)                                  Advises the Claimant of the right to bring a civil action under section 502 of ERISA.

11.2                        Filing an Appeal. The Claimant may file a written appeal to the Administrative Committee to request a review of the denied claim within sixty (60) days after he receives notice of the denial of the claim pursuant to Section 11.1(a). If an appeal is not filed within this sixty (60) day period, the initial denial pursuant to Section 11.1(a) will become final.

In connection with such appeal, the Claimant may request in writing and free of charge, copies of all documents, records and other information relevant to his or her claim.  The Claimant in his or her appeal may discuss all of the reasons for his or her request for review, list any facts that support such request and provide any additional information he or she feels is helpful in reviewing the appeal.

The Administrative Committee will notify the Claimant of its decision in writing within sixty (60) days after receipt of such request, unless special circumstances require an extension of time for processing, in which case the Claimant will be so notified and a decision will be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of the request for review.

If the request for review is denied, the notice will include:

(a)                                 Specific reasons for the decision,

(b)                                 Specific references to the pertinent Plan provisions on which the decision is based,

(c)                                  information regarding the Claimant’s right to have reasonable access to, and copies of all documents and other information relevant to his or her appeal free of charge, and

(d)                                 Information regarding the Claimant’s right to file suit under section 502(a) of ERISA.

ARTICLE 12
WITHHOLDING OF TAXES

The Company will have the right to require Participants to remit to the Company an amount sufficient to satisfy Federal, state, and local withholding tax requirements, or to deduct from all payments made pursuant to the Plan (or from a Participant’s other Director’s Fees) amounts sufficient to satisfy withholding tax requirements.  The Company makes no representations, warranties, or assurances and assumes no responsibility as to the tax consequences of this Plan or participation herein.

ARTICLE 13
AMENDMENT AND TERMINATION

Subject to ARTICLE 9, the Company reserves the right to amend, modify, or terminate the Plan (in whole or in part) at any time by action of the Organization and Compensation Committee, with or without prior notice.  Except as described below in this ARTICLE 13, no such amendment or termination will in any material manner adversely affect any Participant’s rights to any amounts already deferred or credited hereunder or deemed earnings thereon, up to the date of amendment or termination, without the consent of the Participant.  Any amounts accumulated in Deferral Accounts prior to the Plan’s termination will continue to be subject to the provisions of the Plan until distributed under the terms of the Plan.

ARTICLE 14
MISCELLANEOUS

14.1                        Notice. Any notice or filing required or permitted to be given to the Company under the Plan will be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Fluor Corporation 409A Director Deferred Compensation Program c/o the Plan Administrator, and if mailed, will be addressed to the principal executive offices of the Company.  Notice mailed to a Participant will be at such address as is given in the records of the Company.  Notices to the Company will be deemed given as of the date of delivery.  Notice to a Participant or Beneficiary will be deemed given as of the date of hand delivery, or if delivery is made by mail, three days following the postmark date.

14.2                        Nontransferability. Except as provided in Section 7.5 and this Section 14.2, Participants’ rights to deferred amounts and deemed earnings credited thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order, nor will the Company make any payment under the Plan to any assignee or creditor of a Participant.

14.3                        Responsibility for Legal Effect. Neither the Administrative Committee nor the Plan Administrator nor the Company makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax or other implications or effects of this Plan.

14.4                        Severability. In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

14.5                        Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular, and the singular will include the plural.

14.6                        Costs of the Plan. All costs of implementing and administering the Plan will be borne by the Company.

14.7                        Successors. All obligations of the Company under the Plan will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14.8                        Applicable Law. Except to the extent preempted by applicable Federal law, the Plan will be governed by and construed in accordance with the laws of the state of Delaware.

14.9                        No Duplication. In no event will the benefit provided under the Plan duplicate any benefits accrued and/or payable under the Fluor Corporation Deferred Directors’ Fees Program (frozen effective December 31, 2004).

14.10                 Section 409A Compliance. The provisions of the Plan will be construed and administered in a manner that enables the Plan to comply with the provisions of section 409A of the Code.